                                                   Exhibit 3-G

                      STATE OF SOUTH CAROLINA

                        SECRETARY OF STATE

                      ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-196 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following
Articles of Amendment to its Articles of Incorporation:

1.  The name of the Corporation is SOUTH CAROLINA ELECTRIC & GAS
COMPANY.

2.  On                , the corporation adopted the following
Amendment(s) of its Articles of Incorporation:

                         NOT APPLICABLE

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

    (a) The number of redeemable shares of the Corporation reacquired by redemption or purchase is 35,515 itemized as follows:

         Class                                Series        No. of Shares

Cumulative Preferred Stock  ($100 par value)   7.70%              260
Cumulative Preferred Stock  ($100 par value)   8.12%               49
Cumulative Preferred Stock  ($50 par value)    8.72%           31,971
Cumulative Preferred Stock  ($50 par value)    9.40%               35
Cumulative Preferred Stock  ($50 par value)    6.00%            3,200

    (b) The aggregate number of issued shares of the Corporation after giving effect to such cancellation is 41,405,603, itemized as follows:

          Class                                 Series     No. of Shares

Cumulative Preferred Stock   ($50 par value)     5%            125,209
Cumulative Preferred Stock   ($50 par value)     4.60%           2,334
Cumulative Preferred Stock   ($50 par value)     4.50%          19,088
Cumulative Preferred Stock   ($50 par value)  4.60% (Series A)  28,052
Cumulative Preferred Stock   ($50 par value)     5.125%         73,000
Cumulative Preferred Stock   ($50 par value)  4.60% (Series B)  78,200
Cumulative Preferred Stock   ($50 par value)     6%             83,200
Cumulative Preferred Stock   ($50 par value)     9.40%         190,210
Cumulative Preferred Stock  ($100 par value)     8.12%         126,786
Cumulative Preferred Stock  ($100 par value)     7.70%          89,724
Cumulative Preferred Stock  ($100 par value)     8.40%         197,668
Cumulative Preferred Stock   ($50 par value)     8.72%          95,985

Common Stock ($4.50 par value)                              40,296,147
                                                            41,405,603

     (c) The amount of the stated capital of the Corporation after giving effect to such cancellation is $257,514,361.50.

     (d) The number of shares which the Corporation has authority to issue after giving effect to such cancellation is 55,502,283, itemized as follows:

        Class                                 Series     No. of Shares

Cumulative Preferred Stock  ($50 par value)      5%            125,209
Cumulative Preferred Stock  ($50 par value)      4.60%           2,334
Cumulative Preferred Stock  ($50 par value)      4.50%          19,088
Cumulative Preferred Stock  ($50 par value)   4.60% (Series A)  28,052
Cumulative Preferred Stock  ($50 par value)      5.125%         73,000
Cumulative Preferred Stock  ($50 par value)   4.60% (Series B)  78,200
Cumulative Preferred Stock  ($50 par value)      6%             83,200
Cumulative Preferred Stock  ($50 par value)      9.40%         190,210
Cumulative Preferred Stock ($100 par value)      8.12%         126,786
Cumulative Preferred Stock ($100 par value)      7.70%          89,724
Cumulative Preferred Stock ($100 par value)      8.40%         197,668
Cumulative Preferred Stock  ($50 par value)      8.72%          95,985

Serial Preferred Stock      ($50 par value) (1 vote)           449,790
Serial Preferred Stock     ($100 par value) (1 vote)         1,335,822
Serial Preferred Stock      ($25 par value) (1/4 vote)       2,000,000
Serial Preferred Stock      ($50 par value) (1/2 vote)         604,015
Common Stock              ($4.50 par value)                 50,000,000

                                                            55,499,083

4.   (a) / / Amendment(s) adopted by shareholder action.

     At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

        Number of    Number of       Number of Votes  Number of    Undisputed
Voting  Outstanding  Votes Entitled  Represented at   Shares Voted
Group   Shares       to be Cast      the meeting      For           Against






     (b) / X / The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the
1976 South Carolina Code, as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)).


Date  March 30, 1995       SOUTH CAROLINA ELECTRIC & GAS COMPANY

                                   By:   K. B. Marsh
                                         Secretary


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